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                                                                      EXHIBIT 21



                  SUBSIDIARIES OF UNITED LEISURE CORPORATION
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     Set forth below is a list of all subsidiaries of United Leisure
Corporation, indicating their jurisdictions of incorporation.

          Name                         Jurisdiction of Incorporation
          ----                         -----------------------------


     Camp Frasier, Inc.                            California

     Frasiers Frontier, Inc.                       California

     LCS Tours, Inc.                               Delaware

     Lion County Safari, Inc. - California         Florida

     Planet Kids, Inc.                             California

     Planet Kids Learning Centers, Inc.            Delaware

     United Internet Technologies, Inc.            Delaware

     United Internet Technologies                  Nevada
         of Nevada, Inc.

     MonitorMe, Inc.                               Delaware